Exhibit 10.4

FIRST AMENDMENT TO THE SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This First Amendment (this “Amendment”) to the Separation and Release of Claims Agreement, dated as of January 15, 2025 (the “Original Agreement”), is entered into by and between Springbig, Inc., a Delaware corporation, and SpringBig Holdings, Inc., a Delaware corporation (together, the “Employer”), and Paul Sykes, a Florida resident (the “Executive”), as of May 7, 2025. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, the Employer and the Executive entered into the Original Agreement, and pursuant to Section 12 thereof, the Original Agreement generally may be amended or modified if the amendment or modification is in writing and signed by the Employer and the Executive; and

WHEREAS, the Employer and the Executive desire to enter into this Amendment to amend the Original Agreement (the Original Agreement as amended by this Amendment, the “Agreement”).

AMENDMENT

NOW, THEREFORE, the Employer and the Executive hereby consent to, and authorizes and approves in every respect, the following:

1.	Amendments.

a. In the third paragraph of the Original Agreement, the definition of “Separation Date” shall be amended and restated in its entirety to read as follows: May 7, 2025.

b. Section 3(b) of the Separation Agreement shall be amended and restated in its entirety to read as follows:

Following the Separation Date, the Employer Group agrees to pay the Executive an aggregate bonus of $120,000, payable in twelve equal semimonthly installments of $10,000 on or promptly following the Employer Group’s standard U.S. payroll dates, commencing on the Employer Group’s first standard U.S. payroll date following the Separation Date and concluding on the Employer Group’s 12th standard U.S. payroll date following the Separation Date. Such amount may be subject to withholding pursuant to Section 20 of the Agreement.

c. Section 3(c) of the Separation Agreement regarding the acceleration of vesting of certain restricted stock units is hereby deleted in its entirety.

2. Convertible and Term Notes. The Employer Group shall arrange for a third party to purchase within five business days after the Separation Date the Executive’s holdings of certain notes at the original principal amount paid by the Executive: $25,000 for the Senior Secured Convertible Promissory Notes, dated as of January 23, 2024, as amended, and $6,250 for the Senior Secured Promissory Notes, dated as of January 23, 2024, as amended. The total consideration of $31,250 is payable by wire transfer at closing.

3. Non-Disparagement. The Employer Group agrees and covenants that the Employer Group shall not make, publish, or communicate defamatory or disparaging remarks, comments, or statements concerning any of the Executive’s products or services. The Employer Group agrees and covenants that the Employer Group shall not make, publish, or communicate to any person or entity or in any public forum any maliciously false, defamatory, or disparaging remarks, comments, or statements concerning the Executive, now or at any time in the future.

This Section does not in any way restrict or impede the Employer Group from exercising protected rights to the extent that such rights cannot be waived by agreement, including the right to report possible securities law violations to the SEC, without notice to the Executive. This Section also does not prevent the Employer Group from complying with any applicable law or regulation or a valid order from a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

4. Conditions.

a.	In exchange for the consideration provided in this Agreement:

i. the Executive hereby agrees to deliver a release, substantially in the form set forth in Exhibit A to the Agreement, effective and dated as of the Separation Date, and such execution and delivery shall be a condition precedent to the Employer’s obligations under this Agreement as of and following the Separation Date (including, but not limited to, any further compensation, monies, or other benefits from the Employer Group, including coverage under any benefit plans or programs sponsored by the Employer Group); and

ii. the Employer hereby agrees to deliver a release, substantially in the form set forth in Exhibit A to the Agreement (with only such modifications as necessary to make such release applicable to the Employer and not the Executive), effective and dated as of the Separation Date, and such execution and delivery shall be a condition precedent to the Executive’s obligations under this Agreement as of and following the Separation Date.

b. The representations, warranties and confirmations set forth in Section 2 of the Original Agreement shall be true and correct on the Separation Date.

5. Effect of Amendment. All of the terms and conditions of the Original Agreement shall remain in full force and effect, unmodified and unwaived (including, for the avoidance of doubt, the Employer’s agreement to make contributions toward COBRA premiums until the time set forth in Section 3(d) of the Original Agreement) except to the extent expressly revised pursuant to the terms hereof. This Amendment shall be deemed to be incorporated in full in the Original Agreement. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

6. Governing Law; Arbitration. Section 10 of the Original Agreement shall apply to this Amendment mutatis mutandis.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

SPRINGBIG, INC.

By:	/s/ Jaret Christopher
Name:	Jaret Christopher
Title:	Chief Executive Officer

SPRINGBIG HOLDINGS, INC.

By:	/s/ Jaret Christopher
Name:	Jaret Christopher
Title:	Chief Executive Officer

EXECUTIVE:

By:	/s/ Paul Sykes
Name:	Paul Sykes, an individual